Exhibit 99.1

Yahoo! Reports Second Quarter 2008 Financial Results

Revenues - $1,798 Million

Operating Income - $101 Million

Operating Income Before Depreciation, Amortization, and Stock-Based Compensation Expense - $427 Million

SUNNYVALE, Calif.--(BUSINESS WIRE)--Yahoo! Inc. (Nasdaq:YHOO) today reported results for the second quarter ended June 30, 2008.

"Yahoo! is executing against its strategy, and we believe is well positioned for long-term growth and maximizing stockholder value," said Jerry Yang, co-founder and chief executive, Yahoo! Inc. "Yahoo! saw benefits in the second quarter from a number of the strategic initiatives that we have been delivering against, including the roll out of innovations in search and the announcement of a number of important partnerships. We are seeing validation that we have the right strategy as we continue to make transformational investments that position us to take advantage of pivotal trends driving growth on the Internet."

Second Quarter 2008 Financial Results

  Revenues were $1,798 million for the second quarter of 2008, a 6 percent increase compared to $1,698 million for the same period of 2007.
  Marketing services revenues were $1,587 million for the second quarter of 2008, a 7 percent increase compared to $1,486 million for the same period of 2007.
  Marketing services revenues from Owned and Operated sites were $1,016 million for the second quarter of 2008, a 14 percent increase compared to $892 million for the same period of 2007.
  Marketing services revenues from Affiliate sites were $571 million for the second quarter of 2008, a 4 percent decrease compared to $594 million for the same period of 2007.
  Fees revenues were $211 million for the second quarter of 2008, a less than 1 percent decrease compared to $212 million for the same period of 2007.
  Revenues excluding traffic acquisition costs (“TAC”) were $1,346 million for the second quarter of 2008, an 8 percent increase compared to $1,244 million for the same period of 2007.
  Operating income for the second quarter of 2008 was $101 million, a 45 percent decrease compared to $185 million for the same period of 2007.
  Operating income for the second quarter of 2008 includes incremental costs of $22 million incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, the proxy contest, and related litigation defense costs.
  Operating income before depreciation, amortization, and stock-based compensation expense for the second quarter of 2008 was $427 million, a 10 percent decrease compared to $474 million for the same period of 2007.
  Operating income before depreciation, amortization, and stock-based compensation expense for the second quarter of 2008 includes incremental costs of $22 million incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, the proxy contest, and related litigation defense costs.
  Cash flow from operating activities for the second quarter of 2008 was $426 million, a 5 percent increase compared to $406 million for the same period of 2007.
  Free cash flow for the second quarter of 2008 was $231 million, a 30 percent decrease compared to $328 million for the same period of 2007.
  Net income for the second quarter of 2008 was $131 million or $0.09 per diluted share compared to $161 million or $0.11 per diluted share for the same period of 2007.
  Non-GAAP net income for the second quarter of 2008 was $139 million or $0.10 per diluted share compared to non-GAAP net income of $163 million or $0.12 per diluted share for the same period of 2007.

"Yahoo!'s transformation gained momentum in the second quarter as we announced new product initiatives and partnerships along with solid financial results," said Sue Decker, president Yahoo! Inc. "We advanced out position with users by opening up Yahoo! through new innovative offerings like SearchMonkey and BOSS in search and have seen great improvements with Buzz in the freshness of content on our home page. Our commercial agreement with Google is another great example of our open strategy and we expect it will strengthen our competitive position as a leading provider of search and display advertising. On the advertising side, our growing list of major agency partners including Publicis, WPP, Havas and premier publishing partners including walmart.com, and CNET and Turner are great examples of our ability to be the partner of choice across search and display advertising. We remain confident that our efforts will lead to a stronger and more profitable Yahoo!."

Second Quarter 2008 Segment Financial Results

  United States segment revenues for the second quarter of 2008 were $1,265 million, a 13 percent increase compared to $1,119 million for the same period of 2007.
  International segment revenues for the second quarter of 2008 were $534 million, an 8 percent decrease compared to $579 million for the same period of 2007.
  United States segment operating income before depreciation, amortization, and stock-based compensation expense for the second quarter of 2008 was $298 million, an 18 percent decrease compared to $362 million for the same period of 2007.
  International segment operating income before depreciation, amortization, and stock-based compensation expense for the second quarter of 2008 was $129 million, a 16 percent increase compared to $111 million for the same period of 2007.

"Despite a difficult economic environment, we posted solid results in line with the ranges we indicated in April," said Blake Jorgensen, chief financial officer, Yahoo! Inc. "GAAP revenue was $1.8 billion, with operating cash flow on a normalized basis coming in at $449 million. Our diverse advertiser base and compelling value proposition for our customers were key factors behind Yahoo!'s strong second quarter performance."

Cash Flow Information

In addition to free cash flow of $231 million for the second quarter of 2008, Yahoo! generated $191 million from the issuance of common stock as a result of the exercise of employee stock options. This was offset by $14 million used for acquisitions and $42 million used to acquire intellectual property rights. Cash, cash equivalents, and investments in marketable debt securities were $3,219 million at June 30, 2008 as compared to $2,848 million at March 31, 2008, an increase of $371 million.

Non-GAAP Financial Measures

Explanations of the Company’s non-GAAP financial measures and the related reconciliations to the GAAP financial measures the Company considers most comparable are included in the accompanying “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share.”

Quarterly Conference Call

Yahoo! will host a conference call to discuss second quarter results at 5:00 p.m. Eastern Time today. A live webcast of the conference call, together with supplemental financial information, can be accessed through the Company's Investor Relations website at http://yhoo.client.shareholder.com/results.cfm. In addition, an archive of the webcast can be accessed through the same link. An audio replay of the call will be available for one week following the conference call by calling (888) 286-8010 or (617) 801-6888, reservation number: 75564274.

About Yahoo!

Yahoo! Inc. is a leading global Internet brand and one of the most trafficked Internet destinations worldwide. Yahoo! is focused on powering its communities of users, advertisers, publishers, and developers by creating indispensable experiences built on trust. Yahoo! is headquartered in Sunnyvale, California. For more information, visit pressroom.yahoo.com or the Company’s blog, Yodel Anecdotal.

Owned and Operated sites refer to Yahoo!’s owned and operated online properties and services.

Affiliate sites refer to Yahoo!'s distribution network of third-party entities who have integrated Yahoo!'s advertising offerings into their websites or their other offerings.

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (“SEC”): revenues excluding traffic acquisition costs or TAC; operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow); free cash flow; and non-GAAP net income and non-GAAP net income per share. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles (“GAAP”). See “Note to Unaudited Condensed Consolidated Statements of Income,” “Reconciliations to Unaudited Condensed Consolidated Statements of Income,” and “Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share” included in this press release for further information regarding these non-GAAP financial measures.

This press release and its attachments contain forward-looking statements that involve risks and uncertainties concerning Yahoo!'s expected financial performance (including without limitation the statements and information in the Business Outlook section and the quotations from management in this press release), as well as Yahoo!'s strategic and operational plans. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among others, the expected benefits of the commercial agreement with Google may not be realized, including as a result of actions taken by United States or foreign regulatory authorities and the response or acceptance of the agreement by publishers, advertisers, users, and employees; the implementation and results of Yahoo!'s ongoing strategic initiatives; the impact of organizational changes; Yahoo!'s ability to compete with new or existing competitors; reduction in spending by, or loss of, marketing services customers; the demand by customers for Yahoo!'s premium services; acceptance by users of new products and services; risks related to joint ventures and the integration of acquisitions; risks related to Yahoo!'s international operations; failure to manage growth and diversification; adverse results in litigation, including intellectual property infringement claims; Yahoo!'s ability to protect its intellectual property and the value of its brands; dependence on key personnel; dependence on third parties for technology, services, content, and distribution; general economic conditions and changes in economic conditions; potential continuing uncertainty arising in connection with Microsoft's various proposals to acquire all or a part of Yahoo!; the possibility that Microsoft or another person may in the future make other proposals, or take other actions which may create uncertainty for our employees, publishers, advertisers, and other business partners; and the possibility of significant costs of defense, indemnification, and liability resulting from stockholder litigation relating to such proposals. All information set forth in this press release and its attachments is as of July 22, 2008. Yahoo! does not intend, and undertakes no duty, to update this information to reflect future events or circumstances. More information about potential factors that could affect the Company's business and financial results is included under the captions "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, as amended, and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, which are on file with the SEC and available at the SEC's website at www.sec.gov. Additional information will also be set forth in those sections in Yahoo!’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which will be filed with the SEC in the third quarter of 2008.

Yahoo! and the Yahoo! logos are trademarks and/or registered trademarks of Yahoo! Inc. All other names are trademarks and/or registered trademarks of their respective owners.

	Yahoo! Inc.
	Unaudited Condensed Consolidated Statements of Income
	(in thousands, except per share amounts)

		Three Months Ended June 30,		Six Months Ended June 30,
		2007	2008	2007	2008

	Revenues	$1,697,920	$1,798,085	$3,369,770	$3,615,687

	Cost of revenues	683,012	765,911	1,396,649	1,520,994

	Gross profit	1,014,908	1,032,174	1,973,121	2,094,693

	Operating expenses:
	Sales and marketing	390,430	404,899	757,849	829,490
	Product development	281,086	314,719	520,586	620,325
	General and administrative	133,258	188,811	288,423	359,891
	Amortization of intangibles	25,177	23,224	52,279	46,964
	Strategic workforce realignment costs, net	-	-	-	16,885
	Total operating expenses	829,951	931,653	1,619,137	1,873,555

	Income from operations	184,957	100,521	353,984	221,138

	Other income, net	30,736	24,674	66,187	48,336

	Income before income taxes, earnings in equity interests, and minority interests	215,693	125,195	420,171	269,474

	Provision for income taxes	(87,732)	(47,693)	(180,090)	(104,666)
	Earnings in equity interests (1)	32,106	54,927	61,255	509,709
	Minority interests in operations of consolidated subsidiaries	500	(1,214)	1,655	(1,139)

	Net income	$160,567	$131,215	$302,991	$673,378

	Net income per share - diluted (2)	$0.11	$0.09	$0.21	$0.46

	Shares used in per share calculation - diluted	1,403,819	1,399,277	1,410,779	1,393,821

	Stock-based compensation expense was allocated as follows:
	Cost of revenues	$2,357	$3,549	$4,364	$6,829
	Sales and marketing	52,110	56,306	102,378	121,844
	Product development	64,451	46,442	112,751	94,524
	General and administrative	9,861	16,871	49,292	37,260
	Strategic workforce realignment expense reversals	-	-	-	(12,284)
	Total stock-based compensation expense	$128,779	$123,168	$268,785	$248,173

	Supplemental Financial Data (See Note)
	Revenues excluding TAC	$1,243,766	$1,345,969	$2,426,842	$2,698,027
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$473,629	$427,046	$933,664	$860,179
	Free cash flow (3)	$328,193	$230,999	$696,943	$877,511
	Non-GAAP net income per share	$0.12	$0.10	$0.22	$0.21

(1)

The six months ended June 30, 2008 includes Yahoo!'s net non-cash gain of $401 million recorded in the first quarter of 2008 related to Alibaba Group's initial public offering of Alibaba.com, net of tax.

(2)

The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the six months ended June 30, 2008.

(3)	The six months ended June 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Note to Unaudited Condensed Consolidated Statements of Income

This press release and its attachments include the non-GAAP financial measures of revenues excluding traffic acquisition costs or TAC, operating income before depreciation, amortization, and stock-based compensation expense, free cash flow, non-GAAP net income, and non-GAAP net income per share, which are reconciled to GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure or measures. Further, management uses non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, GAAP revenue, income from operations, cash flow from operating activities, net income, and net income per share calculated in accordance with GAAP.

Revenues excluding TAC is defined as GAAP revenue less TAC. TAC consists of payments made to Affiliate sites and payments made to companies that direct consumer and business traffic to the Yahoo! website. We present revenues excluding TAC: (1) to provide a metric for our investors to analyze and value our Company and (2) to provide investors one of the primary metrics used by the Company for evaluation and decision-making purposes. We provide revenues excluding TAC because we believe it is useful to investors in valuing our Company. One of the ways investors value companies is to apply a multiple to revenues. Since a significant portion of the GAAP revenues associated with our sponsored search offerings is paid to our Affiliate sites, we believe investors find it more meaningful to apply multiples to revenues excluding TAC to assess our value as this avoids “double counting” revenues that are paid to, and being reported by, our Affiliate sites. Further, management uses revenues excluding TAC for evaluating the performance of our business, making operating decisions, budgeting purposes, and as a factor in determining management compensation. A limitation of revenues excluding TAC is that it is a measure which we have defined for internal and investor purposes that may be unique to the Company, and therefore it may not enhance the comparability of our results to other companies in our industry who have similar business arrangements but address the impact of TAC differently. Management compensates for these limitations by also relying on the comparable GAAP financial measures of revenues, cost of revenues, and gross profit, each of which includes the impact of TAC.

Operating income before depreciation, amortization, and stock-based compensation expense (also referred to as operating cash flow) is defined as income from operations before depreciation, amortization of intangible assets, and stock-based compensation expense (including the compensation of Terry Semel, who served as our chief executive officer through June 18, 2007 and whose compensation after June 1, 2006 consisted almost entirely of stock-based compensation). We consider this measure to be an important indicator of the operational strength of the Company. We exclude depreciation and amortization because while tangible and intangible assets support our businesses, we do not believe the related depreciation and amortization costs are directly attributable to the operating performance of our business. This measure is used by some investors when assessing the performance of our Company. In addition, because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, and the subjective assumptions involved in those determinations, we believe excluding stock-based compensation enhances the ability of management and investors to understand the impact of stock-based compensation expense on our operating income. We do not include depreciation, amortization, and stock-based compensation expense in our internal measures or in the measures used by the Company to formulate our business outlook presented with our quarterly financial information to investors. A limitation associated with the non-GAAP measure of operating income before depreciation, amortization, and stock-based compensation expense is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues in our businesses. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. A further limitation associated with this measure is that it does not include stock-based compensation expense related to the Company’s workforce. Management compensates for these limitations by also relying on the comparable GAAP financial measure of income from operations, which includes depreciation, amortization, and stock-based compensation expense.

Free cash flow is a non-GAAP measure defined as cash flow from operating activities (adjusted to include excess tax benefits from stock-based compensation), less net capital expenditures and dividends received. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after the acquisition of property and equipment, which can then be used for strategic opportunities including, among others, investing in the Company's business, making strategic acquisitions, strengthening the balance sheet, and repurchasing stock. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Management compensates for this limitation by also relying on the net change in cash and cash equivalents as presented in the Company’s unaudited condensed consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.

Non-GAAP net income is defined as net income excluding certain gains, losses, expenses, and their related tax effects that we do not believe are indicative of our ongoing operating results. Previously, in reporting results for 2006 and 2007, for comparative purposes, stock-based compensation expense calculated in accordance with Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-based Payment,” and its related tax effects were excluded in calculating non-GAAP net income. No such adjustment is made to non-GAAP net income numbers reported in this press release and its attachments since net income amounts reported in 2007 and 2008 in each case include stock-based compensation expense. We consider non-GAAP net income and non-GAAP net income per share to be profitability measures which facilitate the forecasting of our operating results for future periods and allow for the comparison of our results to historical periods. A limitation of non-GAAP net income and non-GAAP net income per share is that they do not include all items that impact our net income and net income per share for the period. Management compensates for this limitation by also relying on the comparable GAAP financial measures of net income and net income per share, both of which include the gains, losses, expenses and related tax effects that are excluded from non-GAAP net income and non-GAAP net income per share.

Yahoo! Inc.
Reconciliations to Unaudited Condensed Consolidated Statements of Income
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008
Revenues for groups of similar services :
Marketing services:
Owned and Operated sites	$892,290	$1,015,705	$1,711,834	$1,981,381
Affiliate sites	593,742	571,251	1,242,817	1,178,019
Marketing services	1,486,032	1,586,956	2,954,651	3,159,400
Fees	211,888	211,129	415,119	456,287
Total revenues	$1,697,920	$1,798,085	$3,369,770	$3,615,687

Revenues by segment:
United States	$1,118,514	$1,264,523	$2,219,271	$2,571,933
International	579,406	533,562	1,150,499	1,043,754
Total revenues	$1,697,920	$1,798,085	$3,369,770	$3,615,687

Revenues excluding traffic acquisition costs ("TAC"):
GAAP revenue	$1,697,920	$1,798,085	$3,369,770	$3,615,687
TAC	(454,154)	(452,116)	(942,928)	(917,660)
Revenues excluding TAC	$1,243,766	$1,345,969	$2,426,842	$2,698,027

Revenues excluding TAC by segment:
United States:
GAAP revenue	$1,118,514	$1,264,523	$2,219,271	$2,571,933
TAC	(182,825)	(270,875)	(400,650)	(548,291)
Revenues excluding TAC	$935,689	$993,648	$1,818,621	$2,023,642

International:
GAAP revenue	$579,406	$533,562	$1,150,499	$1,043,754
TAC	(271,329)	(181,241)	(542,278)	(369,369)
Revenues excluding TAC	$308,077	$352,321	$608,221	$674,385

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow):
Income from operations	$184,957	$100,521	$353,984	$221,138
Depreciation and amortization	159,893	203,357	310,895	390,868
Stock-based compensation expense	128,779	123,168	268,785	248,173
Operating income before depreciation, amortization, and stock-based compensation expense	$473,629	$427,046	$933,664	$860,179

Operating income before depreciation, amortization, and stock-based compensation expense by segment (or operating cash flow):
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$362,337	$297,869	$703,855	$613,032
Operating income before depreciation, amortization, and stock-based compensation expense - International	111,292	129,177	229,809	247,147
Operating income before depreciation, amortization, and stock-based compensation expense	$473,629	$427,046	$933,664	$860,179

United States:
Income from operations	$116,895	$21,711	$209,724	$70,876
Depreciation and amortization	129,893	168,458	251,646	321,641
Stock-based compensation expense	115,549	107,700	242,485	220,515
Operating income before depreciation, amortization, and stock-based compensation expense - United States	$362,337	$297,869	$703,855	$613,032

International:
Income from operations	$68,062	$78,810	$144,260	$150,262
Depreciation and amortization	30,000	34,899	59,249	69,227
Stock-based compensation expense	13,230	15,468	26,300	27,658
Operating income before depreciation, amortization, and stock-based compensation expense - International	$111,292	$129,177	$229,809	$247,147

Free cash flow:
Cash flow from operating activities (3)	$405,603	$425,838	$840,303	$1,212,143
Acquisition of property and equipment, net	(144,676)	(175,897)	(262,695)	(315,690)
Dividends received	(15,156)	(18,942)	(15,156)	(18,942)
Excess tax benefits from stock-based awards	82,422	-	134,491	-
Free cash flow (3)	$328,193	$230,999	$696,943	$877,511

(3) The six months ended June 30, 2008 includes a $350 million one-time payment from AT&T Inc. recorded in the first quarter of 2008.

Yahoo! Inc.
Reconciliation of GAAP Net Income and GAAP Net Income Per Share to Non-GAAP Net Income and Non-GAAP Net Income Per Share
(in thousands, except per share amounts)

	Three Months Ended June 30,
	2007	2008

GAAP Net income	$160,567	$131,215

(a) Incremental costs incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, the proxy contest, and related litigation defense costs	-	22,300

(b) To adjust the provision for income taxes to reflect the tax impact of item (a) above for the three months ended June 30, 2008	-	(8,854)

(c) To adjust the provision for income taxes to reflect an effective tax rate of 39.7% and 42.5% for the three months ended June 30, 2007 and 2008, respectively	2,102	(6,138)

Non-GAAP Net income	$162,669	$138,523

GAAP Net income per share - diluted	$0.11	$0.09

Non-GAAP Net income per share - diluted	$0.12	$0.10

Shares used in per share calculations - diluted	1,403,819	1,399,277

	Six Months Ended June 30,
	2007	2008

GAAP Net income	$302,991	$673,378

(a) Incremental costs incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, the proxy contest, and related litigation defense costs	-	36,156

(b) Strategic workforce realignment costs, net (comprised of $29 million in pre-tax cash charges, offset by $12 million in related stock-based compensation expense reversals) (4)	-	16,885

(c) To adjust the provision for income taxes to reflect the tax impact of items (a) and (b) above for the six months ended June 30, 2008	-	(20,350)

(d) To adjust the provision for income taxes to reflect an effective tax rate of 39.7% and 42.5% for the six months ended June 30, 2007 and 2008, respectively	13,282	(12,053)

(e) Yahoo!'s net non-cash gain related to Alibaba Group's initial public offering of Alibaba.com, net of tax, which is included in earnings in equity interests (4)	-	(401,090)

Non-GAAP Net income	$316,273	$292,926

GAAP Net income per share - diluted (2)	$0.21	$0.46

Non-GAAP Net income per share - diluted	$0.22	$0.21

Shares used in per share calculations - diluted	1,410,779	1,393,821

(2)	The impact of outstanding stock awards of entities in which the Company holds equity interests that are accounted for using the equity method reduced the Company's diluted earnings per share by $0.02 for the six months ended June 30, 2008.

(4)	The event occurred in the first quarter of 2008.

Yahoo! Inc.
Business Outlook

The following business outlook is based on current information and expectations as of July 22, 2008. Yahoo!'s business outlook as of today is expected to be available on the Company's Investor Relations website throughout the current quarter. Yahoo! does not expect, and undertakes no obligation, to update the business outlook prior to the release of the Company's next quarterly earnings announcement, notwithstanding subsequent developments; however, Yahoo! may update the business outlook or any portion thereof at any time at its discretion.

		Three Months Ending September 30, 2008 (6)	Year Ending December 31, 2008 (7)

	Revenues (in millions):	$1,780 - $1,980	$7,350 - $7,850

Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow) (5) outlook (in millions):
	Income from operations	$65 - $85	$525 - $595
	Depreciation and amortization	200 - 220	800 - 840
	Stock-based compensation expense	140 - 160	500 - 540
	Operating income before depreciation, amortization, and stock-based compensation expense (or operating cash flow)	$405 - $465	$1,825 - $1,975

(5)	Refer to Note to Unaudited Condensed Consolidated Statements of Income.
(6)

This outlook for the three months ending September 30, 2008 excludes any incremental costs incurred for outside advisors related to Microsoft's proposals to acquire all or a part of the Company, other strategic alternatives, the proxy contest, and related litigation defense costs.

(7)

This outlook for the year ending December 31, 2008 excludes any impact of the Company’s strategic workforce realignment, including $29 million of such costs incurred through June 30, 2008, and incremental costs incurred for outside advisors related to Microsoft’s proposals to acquire all or a part of the Company, other strategic alternatives, the proxy contest, and related litigation defense costs, including $36 million of such costs incurred through June 30, 2008.

Yahoo! Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2008	2007	2008

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$160,567	$131,215	$302,991	$673,378
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	103,002	125,913	197,511	243,470
Amortization of intangible assets	56,891	77,444	113,384	147,398
Stock-based compensation expense	128,779	123,168	268,785	260,457
Stock-based strategic workforce realignment expense reversals	-	-	-	(12,284)
Tax benefits from stock-based awards	96,964	31,133	164,655	31,133
Excess tax benefits from stock-based awards	(82,422)	-	(134,491)	-
Deferred income taxes	(48,539)	7,891	(90,839)	37,527
Earnings in equity interests	(32,106)	(54,927)	(61,255)	(509,709)
Dividends received	15,156	18,942	15,156	18,942
Minority interests in operations of consolidated subsidiaries	(500)	1,214	(1,655)	1,139
(Gains)/losses from sale of investments, assets, and other, net	4,379	(603)	1,522	(3,910)
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	3,151	(3,544)	43,365	23,636
Prepaid expenses and other	(25,877)	2,697	(12,519)	(1,749)
Accounts payable	98	4,891	31,078	(39,452)
Accrued expenses and other liabilities	18,883	8,381	(15,839)	54,616
Deferred revenue	7,177	(47,977)	18,454	287,551
Net cash provided by operating activities	405,603	425,838	840,303	1,212,143

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment, net	(144,676)	(175,897)	(262,695)	(315,690)
Purchases of marketable debt securities	(422,752)	(856,710)	(993,039)	(889,467)
Proceeds from sales and maturities of marketable debt securities	616,756	193,736	1,344,752	570,278
Acquisitions, net of cash acquired	(24,432)	(13,558)	(36,011)	(179,847)
Purchase of intangible assets	(13,344)	(42,302)	(19,914)	(51,160)
Other investing activities, net	-	2,796	-	(7,639)
Net cash provided by (used in) investing activities	11,552	(891,935)	33,093	(873,525)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net	131,803	190,875	203,725	317,445
Repurchases of common stock	(418,175)	-	(1,013,181)	(79,236)
Structured stock repurchases, net	-	-	(250,000)	-
Excess tax benefits from stock-based awards	82,422	-	134,491	-
Tax withholdings related to net share settlements of restricted stock awards and restricted stock units	(3,708)	(4,119)	(3,708)	(56,612)
Other financing activities, net	-	(74)	-	(74)
Net cash (used in) provided by financing activities	(207,658)	186,682	(928,673)	181,523

Effect of exchange rate changes on cash and cash equivalents	7,237	(10,420)	11,218	17,299

Net change in cash and cash equivalents	216,734	(289,835)	(44,059)	537,440
Cash and cash equivalents, beginning of period	1,309,078	2,341,205	1,569,871	1,513,930

Cash and cash equivalents, end of period	$1,525,812	$2,051,370	$1,525,812	$2,051,370

Supplemental schedule of acquisition-related activities:

Cash paid for acquisitions	$25,894	$13,796	$41,767	$180,342
Cash acquired in acquisitions	(1,462)	(238)	(5,756)	(495)

	$24,432	$13,558	$36,011	$179,847

Fair value of common stock and vested stock-based awards issued in connection with acquisitions
	$-	$-	$35,004	$-

Yahoo! Inc.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	December 31, 2007	June 30, 2008

ASSETS
Current assets:
Cash and cash equivalents	$1,513,930	$2,051,370
Short-term marketable debt securities	487,544	1,019,641
Accounts receivable, net	1,055,532	1,041,874
Prepaid expenses and other current assets	180,716	191,445
Total current assets	3,237,722	4,304,330

Long-term marketable debt securities	361,998	148,313
Property and equipment, net	1,331,632	1,415,801
Goodwill	4,002,030	4,150,966
Intangible assets, net	611,497	615,597
Other long-term assets	503,945	216,042
Investments in equity interests	2,180,917	3,138,598

Total assets	$12,229,741	$13,989,647

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$176,162	$136,754
Accrued expenses and other current liabilities	1,006,188	1,062,918
Deferred revenue	368,470	478,352
Short-term debt	749,628	-
Total current liabilities	2,300,448	1,678,024

Long-term deferred revenue	95,129	276,099
Other long-term liabilities	28,086	23,004
Deferred and other long-term tax liabilities, net	260,993	332,428
Minority interests in consolidated subsidiaries	12,254	13,393
Stockholders' equity	9,532,831	11,666,699

Total liabilities and stockholders' equity	$12,229,741	$13,989,647

CONTACTS:
Yahoo! Inc.
Diana Wong, 408-349-4391 (Media Relations)
dianaw@yahoo-inc.com
Cathy La Rocca, 408-349-5188 (Investor Relations)
cathy@yahoo-inc.com